Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this “Termination Agreement”) is made as of October 13, 2025 (the “Effective Date”), by and between LIMONEIRA COMPANY, a Delaware corporation (“Packer”), and PAI CENTURION CITRUS, LLC, a Delaware limited liability company (“Grower”). Packer and Grower are sometimes collectively referred to herein as the “Parties” and singularly as a “Party.”

Recitals

A.               The Parties entered into a Grower Packing & Marketing Agreement dated as of January 31, 2023, as amended by that First Amendment to Grower Packing & Marketing Agreement (the “First Amendment”) dated as of November 18, 2024 (collectively, the “Agreement”) Unless otherwise indicated, capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

B.               The Agreement’s initial term was for five (5) crop years (concluding with the 2028/2029 lemon crop); however, the Parties have mutually determined that it is in their best interests to terminate the Agreement early and desire to set forth terms and conditions of the early termination.

  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereto agree as follows:

1.                Termination of Agreement. Except with respect to the specific obligations under the Agreement which are set forth herein as surviving termination, the Agreement shall terminate as of the Effective Date, the Parties acknowledge that the delivery of the 2024/2025 lemon crop has been fully delivered to Packer by Grower, and all obligations under the Agreement with respect to any lemons harvested after the 2024/2025 lemon crop are hereby terminated and of no further force and effect.

2.                Survival of Packer’s Obligation to Return Proceeds. Notwithstanding anything to the contrary herein or in the Agreement, Sections 5 and Section 8 of the Agreement, together with Section 2 as set forth in the First Amendment, to the extent relating to payments due to Grower for the 2024/2025 lemon crop, together with any related provisions necessary to give effect to such rights, including accounting, notice, governing law, and dispute resolution provisions, shall survive termination.

3.                Survival of Grower’s Obligation for Costs. Notwithstanding anything to the contrary herein or in the Agreement, Section 4 of the Agreement, to the extent relating to costs payable by Grower to Packer, if any are unpaid, for the 2024/2025 lemon crop, together with any related provisions necessary to give effect to such rights, including accounting, notice, governing law, and dispute resolution provisions, shall survive termination.

4.                 Waiver and Release. The Parties agree that all further obligations under the Agreement, except as expressly provided herein, are waived by mutual agreement and acknowledge that there are no existing defaults under the Agreement by either party. Each Party hereby mutually waives and releases the other Party from any and all claims known and unknown arising from the Agreement, except for those surviving obligations expressly set forth in this Termination Agreement.

 Both Parties acknowledge and agree that they understand the meaning and the effect of Section 1542 of California Civil Code which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Each party being aware of said code section, hereby expressly waives any right it may have thereunder.

4. Counterparts and Facsimile. This Termination Agreement may be signed by the Parties in different counterparts and the signature pages combined to create a document binding on all Parties. Facsimile signatures shall be binding upon the Parties as if they were originals.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement to be effective as of the year and date first written above.

“Packer”		“Grower”

LIMONEIRA COMPANY, a Delaware corporation		PAI CENTURION CITRUS, LLC, a Delaware limited liability company

By:	/s/ Harold S. Edwards	By:	/s/ Jason Pucheu
	HAROLD S. EDWARDS		JASON PUCHEU
	Chief Executive Officer		Vice President

By:	/s/ Mark Palamountain
MARK PALAMOUNTAIN
Secretary and Chief Financial